Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 10 TO AMENDED AND RESTATED MASTER REPURCHASE

AND SECURITIES CONTRACT

AMENDMENT NO. 10 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of November 13, 2019 (this “Amendment”), between PARLEX 5 FINCO, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 4, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, as further amended by that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2015, as further amended by that certain Amendment No. 3 to Amended and Restated Master Repurchase and Securities Contract, dated as of April 14, 2015, as further amended by that certain Amendment No. 4 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 11, 2016, as further amended by that certain Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2016, as further amended by that certain Amendment No. 6 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2017, as further amended by that certain Amendment No. 7 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 31, 2017, as further amended by that certain Amendment No. 8 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2018, as further amended by that certain Amendment No. 9 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 21, 2018, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Seller has requested, and Buyer has agreed, to amend the Repurchase Agreement as set forth in this Amendment and Blackstone Mortgage Trust, Inc. (“Guarantor”) agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1. Amendment to Repurchase Agreement.

(a) The following, new defined terms are hereby added to Article 2 of the Repurchase Agreement in correct alphabetical order:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Gloss Lender”: The “Lender”, as defined in the Gloss Loan Agreement.

“Gloss Facility”: The Gloss Loan Agreement and any documents related thereto.

“Gloss Loan Agreement”: That certain Master Loan and Security Agreement, dated as of November 13, 2019 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and between Gloss Finco 2, LLC and Gloss Lender.

“Gloss Repayment Obligations”: The “Repayment Obligations” as defined in the Gloss Loan Agreement.

“Kensington Buyer”: The “Buyer”, as defined in the Kensington Repurchase Agreement.

“Kensington Facility”: The Kensington Repurchase Agreement and any documents related thereto.

“Kensington Repurchase Agreement”: That certain Fourth Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among Kensington Buyer, Parlex 5 KEN Finco, LLC, Parlex 5 KEN UK Finco, LLC, Parlex 5 KEN CAD Finco, LLC, Parlex 5 KEN ONT Finco, LLC and Parlex 5 Ken EUR Finco, LLC.

“Kensington Repurchase Obligations”: The “Repurchase Obligations” as defined in the Kensington Repurchase Agreement.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b) The defined terms, “Other Facility”, “Other Facility Buyer”, “Other Facility Repurchase Obligations” and “Other Repurchase Agreement”, each as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Other Facility” : Collectively, the Gloss Facility and the Kensington Facility, as applicable.

“Other Facility Buyer”: Collectively, the Gloss Lender and the Kensington Buyer, as applicable.

“Other Facility Repurchase Obligations”: Collectively, the Kensington Repurchase Obligations and the Gloss Repayment Obligations, as applicable.

“Other Repurchase Agreement”: Collectively, the Kensington Repurchase Agreement and the Gloss Loan Agreement, as applicable.

(c) The penultimate sentence of Section 3.09 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

The Repurchase Obligations and all Other Facility Repurchase Obligations shall be full recourse to Seller, and limited recourse to Guarantor as set forth in the Guarantee Agreement, it being expressly agreed that Seller is liable to each Other Facility Buyer for all obligations of the respective sellers under each Other Repurchase Agreement, including, without limitation, the related Other Facility Repurchase Obligations.

(d) Section 5.02 of the Repurchase Agreement is hereby amended by amending and restating the existing priority sixth in its entirety to read as set forth below:

sixth, to make a payment to each Other Facility Buyer or its Affiliates on account of any other amounts then due and payable under any Other Facility (in such order of application to each Other Facility as Buyer determines in its sole discretion) pursuant to priorities first through fifth of Section 5.02 of the applicable Other Repurchase Agreement until such other amounts then due and payable pursuant to priorities first through fifth of Section 5.02 of each such Other Repurchase Agreement have been reduced to zero, each such payment to be deposited into the related Waterfall Account (as defined in the applicable Other Repurchase Agreement) and allocated in accordance with the applicable Other Repurchase Agreement; and

(e) Section 5.03 of the Repurchase Agreement is hereby amended by amending and restating the existing priority seventh in its entirety to read as set forth below:

seventh, to make a payment to each Other Facility Buyer or its Affiliates on account of any other amounts then due and payable under any Other Facility (in such order of application to each Other Facility as Buyer determines in its sole discretion) pursuant to, as applicable (A) priorities first through ninth of Section 5.03 of the Kensington Repurchase Agreement until such other amounts then due and payable pursuant to priorities first through ninth of Section 5.03 of the

Kensington Repurchase Agreement have been reduced to zero, and (B) priorities first through sixth of Section 5.03 of the Gloss Loan Agreement until such other amounts then due and payable pursuant to priorities first through sixth of Section 5.03 of the Gloss Loan Agreement have been reduced to zero, in each case, with each such payment to be deposited into the related Waterfall Account (as defined in the applicable Other Repurchase Agreement) in accordance with the applicable Other Repurchase Agreement; and

(f) Section 5.04 of the Repurchase Agreement is hereby amended by amending and restating the existing priority sixth in its entirety to read as set forth below:

sixth, to make a payment to each Other Facility Buyer or its Affiliates on account of the Repurchase Price of all Purchased Assets (each as defined in the Kensington Repurchase Agreement) or the Repayment Amount of all Pledged Assets (each as defined in the Gloss Loan Agreement) related to each Other Repurchase Agreement and any other amounts due and owing under each such Other Facility (in such order of application to each Other Facility as Buyer determines in its sole discretion) until the Repurchase Price for such Purchased Assets (each as defined in the Kensington Repurchase Agreement) or the Repayment Amount of all Pledged Assets (each as defined in the Gloss Loan Agreement) and such other amounts due and owing have been reduced to zero, each such payment to be deposited into the related Waterfall Account (as defined in the applicable Other Repurchase Agreement) and allocated in the applicable Other Facility Buyer’s sole discretion; and

(g) Article 5 of the Repurchase Agreement is hereby amended by inserting the following new Section 5.06 at the end thereof in correct numerical order:

Section 5.06 Currency of Payments. Dollars shall be the currency of account and payment for any and all sums due from Seller under any Repurchase Document, provided, that, notwithstanding anything herein to the contrary, if on any date, any amount is due and payable under clause sixth of Sections 5.02, clause seventh of Section 5.03 or clause sixth of Section 5.04 in a currency other than Dollars, such due amounts shall be paid in the equivalent amount of such other currency by converting Income to such other currency. All such currency conversion calculations and related payments pursuant to this Section 5.06 shall be calculated by Buyer based on the applicable spot rate determined by Buyer in its reasonable discretion based upon the then-current spot rate of exchange and shall be final and binding on Seller absent manifest error.

(h) The preamble to Article 7 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller represents and warrants to Buyer and to each Other Facility Buyer, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

(i) Clause (v) of Section 10.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(v) (i) an Event of Default (as such term is defined in the Gloss Loan Agreement) has occurred and is continuing under the Gloss Facility or (ii) an Event of Default (as such term is defined in the Kensington Repurchase Agreement) has occurred and is continuing under the Kensington Facility; and

(j) Section 11.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 11.01 Grant. (a) Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for the performance by Seller of the Repurchase Obligations and the performance by the respective sellers under each Other Repurchase Agreement of the respective Other Facility Repurchase Obligations, (i) Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (A) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and (B) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset ((A) and (B) collectively, the “Collateral”) and (ii) Seller hereby grants to each Other Facility Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under the Collateral; and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance by Seller of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price) and the performance by the respective sellers under each Other Repurchase Agreement of the respective Other Facility Repurchase Obligations.

(b) Each Other Facility Buyer hereby acknowledges and agrees that its security interest in the Collateral as security for the Other Facility Repurchase Obligations owing to such Other Facility Buyer shall at all times be junior and subordinate in all respects to Buyer’s security interest in the Collateral as security for the Repurchase Obligations. The preceding subordination of each Other Facility Buyer’s security interest in the Collateral affects only the relative priority of each Other Facility Buyer’s security interest in the Collateral, and shall not subordinate any Other Facility Repurchase Obligations in right of payment to the Repurchase Obligations.

(c) Buyer agrees to act as agent for and on behalf of each Other Facility Buyer (including without limitation for purposes of Sections 9-313(c), 8- 106(d)(3), 9-104(a) and 9-106(a) of the UCC) with respect to the security interest granted hereby to secure the obligations owing to each Other Facility Buyer under the related Other Facility, including, without limitation, with respect to the Purchased Assets and the Purchased Asset Files held by Custodian pursuant to the Custodial Agreement.

(k) Section 11.02 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer and each Other Facility Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer and each Other Facility Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations or Other Facility Repurchase Obligations, as applicable, without prejudice to Buyer’s or any Other Facility Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Mortgage Loan Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interests of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. The security interests of the Other Facility Buyers granted herein shall be, and Seller hereby represents and warrants to Buyer and all other Affiliated Hedge Counterparties that it is, a perfected security interest subordinate in priority only to the security interests of Buyer. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and the Other Facility Repurchase Obligations, and (ii) if an Event of Default has occurred and is continuing, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s or any Other Facility Buyer’s Lien or transferred to Seller until the Repurchase Obligations and all Other Facility Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations and all Other Facility Repurchase Obligations shall be full recourse to Seller.

(l) Section 14.01(b) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b) the Guarantee Agreement, the Pledge and Security Agreement and Seller’s grant to Buyer and each Other Facility Buyer of a security interest in the Collateral pursuant to Article 11 each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code,”

(m) Sections 18.27 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 18.27 Joint and Several Obligations.

(a) Seller hereby acknowledges and agrees that (i) Seller shall be jointly and severally liable with the sellers under each Other Repurchase Agreement to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations and all Other Facility Repurchase Obligations, (ii) the liability of Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations and all Other Facility Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of Seller, (1) the waiver, compromise, settlement, release, modification, supplementation, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations, Repurchase Documents, any Other Facility Repurchase Obligations or “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), (2) the failure to give notice to Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset or “Purchased Asset” (as defined in the Kensington Repurchase Agreement) or “Pledged Asset” (as defined in the Gloss Loan Agreement) (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations or any Other Facility Repurchase

Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting Seller, any seller under the Other Repurchase Agreement, or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations, any Other Facility Repurchase Obligations or any part thereof, (5) the sale, exchange, waiver, surrender or release of any Purchased Asset, “Purchased Asset” (as defined in the Kensington Repurchase Agreement), guarantee or other collateral by Buyer, “Pledged Asset” (as defined in the Gloss Loan Agreement), (6) the failure of Buyer to protect, secure, perfect or insure any Lien at any time held by Buyer as security for amounts owed by Seller or any seller under the Other Repurchase Agreement, or (7) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.27, result in the release or discharge Seller from the performance or observance of any Repurchase Obligation or any seller from the performance or observance of any Other Facility Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against Seller, any seller under the Other Repurchase Agreement or any other Person to become liable, or against any of the Purchased Assets or “Purchased Assets” (as defined in the Kensington Repurchase Agreement) or “Pledged Assets” (as defined in the Gloss Loan Agreement), in order to enforce the Repurchase Documents and the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement) and Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents and the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), (iv) when making any demand hereunder against Seller or any of the Purchased Assets, Buyer may, but shall be under no obligation to, make a similar demand on any seller under the Other Repurchase Agreement, or otherwise pursue such rights and remedies as it may have against any seller under the Other Repurchase Agreement or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any such other seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any such other seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Seller if a demand or collection is not made and shall not release Seller of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Seller (as used herein, the term “demand” shall include the commencement and continuation of legal proceedings), (v) on disposition by Buyer of any property encumbered by any Purchased Assets or “Purchased Assets” (as defined in the Kensington Repurchase Agreement) or “Pledged Assets” (as defined in the Gloss Loan Agreement), Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other seller under the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement) and notice of or proof of reliance by Buyer upon Seller or acceptance of the obligations of Seller under this Section 18.27, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Seller under this Agreement, and all dealings between Seller, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Seller under this Agreement and the Other Repurchase Agreement, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller with respect to any amounts at any time owing to Buyer by Seller under the Repurchase Documents or any other seller under the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), and (vii) Seller shall continue to be liable under this Section 18.27 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement, the Other Repurchase Agreement, any other Repurchase Document or any other “Repurchase Document” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), any amounts at any time owing to Buyer by Seller under the Repurchase Documents or any seller under the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Seller) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for any amounts owing to Buyer by Seller under the Repurchase Documents, or of any seller under the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), in bankruptcy or in any other instance.

(b) Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against Seller and without notice to or further assent by Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other seller under the “Repurchase Documents” (as defined in any Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement) may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Other Facility Repurchase Obligation), and this Agreement, the Other Repurchase Agreements, the Repurchase Documents, the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement) and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Seller under the Repurchase Documents or any seller under the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement) may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Seller under the Repurchase Documents or by sellers under the “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement), or any property subject thereto.

(c) The Repurchase Obligations and all Other Facility Repurchase Obligations are full recourse obligations to Seller, and Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.

(d) Anything herein or in any other Repurchase Document to the contrary notwithstanding, the maximum liability of Seller hereunder in respect of the liabilities of the sellers under each Other Repurchase Agreement and the other “Repurchase Documents” (as defined in the Kensington Repurchase Agreement) or the “Facility Documents” (as defined in the Gloss Loan Agreement) shall in no event exceed the amount which can be guaranteed by Seller under applicable federal and state laws relating to the insolvency of debtors.

(n) Article 18 of the Repurchase Agreement is hereby amended by inserting the following new Section 18.28 in correct numerical order:

Section 18.28 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.

(c) If, at any time, each of the parties hereto has adhered to the ISDA 2018 U.S. Resolution Stay Protocol (the “ISDA U.S. Stay Protocol”), the terms of the ISDA U.S. Stay Protocol will supersede and replace the foregoing terms set forth in this Section 18.28 as of the first date on which all parties hereto have so adhered, and thereafter this Section 18.28 only will be null and void with no further force or effect.

SECTION 2. Amendment Effective Date. This Amendment and its provisions shall become effective on the date first set forth above (the “Amendment Effective Date”), which is the date that this Amendment was executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with the delivery of bring down letters affirming the opinions as to corporate and enforceability matters provided to Buyer on the Closing Date, each dated as of the Amendment Effective Date.

SECTION 3. Representations, Warranties and Covenants. Seller hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions and its undertakings and obligations set forth in the Repurchase Agreement and each other Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of March 13, 2014 (the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (b) that, as of the date hereof Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, this “Amended and Restated Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 6. No Novation, Effect of Agreement. Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement, the Fee Letter, the Pledge and Security Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the Pledge and Security Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement and the Pledge and Security Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8. Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS

OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER: PARLEX 5 FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas N. Armer
Name: Douglas N. Armer
Title: Executive Vice President, Capital Markets, and Treasurer

[Signature Page to Amendment No. 10 to Amended and Restated Master Repurchase and Securities Contract]

BUYER: WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

KENSINGTON BUYER:

In its capacity as an Other Facility Buyer, and solely for purposes of acknowledging and agreeing to Section 11.01(b) of the Repurchase Agreement, as amended hereby:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

[Signature Page to Amendment No. 10 to Amended and Restated Master Repurchase and Securities Contract]

GLOSS LENDER:

In its capacity as an Other Facility Buyer, and

    solely for purposes of acknowledging and

    agreeing to Section 11.01(b) of the

    Repurchase Agreement, as amended hereby:

WELLS FARGO BANK, N.A., LONDON

    BRANCH, a national banking association

By:	/s/ Thomas Jackivicz
Name: Thomas Jackivicz
Title: Managing Director

[Signature Page to Amendment No. 10 to Amended and Restated Master Repurchase and Securities Contract]

With respect to the acknowledgments set forth in Section 4 herein: GUARANTOR: BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas N. Armer
Name: Douglas N. Armer
Title: Executive Vice President, Capital
Markets, and Treasurer

[Signature Page to Amendment No. 10 to Amended and Restated Master Repurchase and Securities Contract]